Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2007, February 4, 2008, as to the effects of the restatement discussed in Note 1 relating to the consolidated financial statements (before retrospective adjustments to the consolidated financial statements) (not incorporated herein by reference) of The PNC Financial Services Group, Inc. (the “Corporation”) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement discussed in Note 1, the Corporation’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and the Corporation’s use of the equity method of accounting to recognize its investment in BlackRock, Inc.) appearing in the Current Report on Form 8-K filed by the Corporation on January 15, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

January 15, 2010